                                                                   EXHIBIT 21.01

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 26, 2002

NORTH AMERICA REGION

                   NAME OF SUBSIDIARY                                                      JURISDICTION
1.    CD Access Inc.                                                                     Iowa
2.    IMI Washington Inc.                                                                Delaware
3.    Ingram Funding Inc.                                                                Delaware
4.    Ingram Micro Asia Holdings Inc. (1)                                                California
5.    Ingram Micro CLBT Inc.                                                             Delaware
6.    Ingram Micro Delaware Inc.                                                         Delaware
7.           Ingram Micro CLBT (2)                                                       Pennsylvania
8.           Ingram Micro L.P. (3)                                                       Tennessee
9.           Ingram Micro Texas L.P. (4)                                                 Texas
10.   Ingram Micro Inc.                                                                  Ontario, Canada
11.          Ingram Micro Holdco Inc.                                                    Ontario, Canada
12.               Ingram Micro LP (5)                                                    Ontario, Canada
13.               Ingram Micro Logistics LP (5)                                          Ontario, Canada
14.   Ingram Micro Japan Inc.                                                            Delaware
15.   Ingram Micro Management Company                                                    California
16.   Ingram Micro Singapore Inc.                                                        California
17.   Ingram Micro Taiwan Inc.                                                           Delaware
18.   Ingram Micro Texas LLC (6)                                                         Delaware
19.   Intelligent Advanced Systems, Inc. (7)                                             Delaware
20.   Intelligent Distribution Services, Inc. (7)                                        Delaware
21.   Intelligent Express, Inc. (7)                                                      Pennsylvania
22.   Intelligent SP, Inc.                                                               Colorado
23.   RND, Inc. (7)                                                                      Colorado

LATIN AMERICA REGION

                   NAME OF SUBSIDIARY                                                      JURISDICTION
24.   Computek Enterprises (U.S.A.) Inc. (7)                                             Florida
25.   Ingram Export Company Ltd.                                                         Barbados
26.   Ingram Micro Argentina, S.A. (8)                                                   Argentina
27.   Ingram Micro Compania de Servicios, S.A. de C.V. (9)                               Mexico
28.   Ingram Micro de Costa Rica, S. de R.L. (8)                                         Costa Rica
29.   Ingram Micro Latin America                                                         Cayman Islands
30.          Ingram Micro Caribbean                                                      Cayman Islands
31.          Ingram Micro Chile, S.A. (10)                                               Chile
32.          Ingram Micro do Brazil Holdings Ltda. (11)                                  Brazil
33.               Ingram Micro Brazil Ltda (12)                                          Brazil
34.          Ingram Micro Peru, S.A. (13)                                                Peru
35.   Ingram Micro Logistics Inc. (14)                                                   Cayman Islands
36.          CIM Ventures Inc. (15)                                                      Cayman Islands
37.   Ingram Micro Mexico, S.A. de C.V. (9)                                              Mexico
38.          Export Services Inc.                                                        California
39.   Ingram Micro Panama, S. de R.L. (8)                                                Panama
40.   Ingram Micro SB Holdings Inc.                                                      Cayman Islands
41.          Ingram Micro SB Inc.                                                        California

                                                                   EXHIBIT 21.01

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 26, 2002

EUROPE REGION

                   NAME OF SUBSIDIARY                                                      JURISDICTION
42.   Ingram European Coordination Center N.V. (16)                                      Belgium
43.   Ingram Micro AB                                                                    Sweden
44.          Ingram Micro AS (7)                                                         Norway
45.          Ingram Micro A/S                                                            Denmark
46.               Ingram Micro Logistics A/S                                             Denmark
47.          Ingram Micro Logistics OY                                                   Finland
48.   Ingram Micro Acquisition Gmbh                                                      Germany
49.   Ingram Micro B.V.                                                                  The Netherlands
50.          Micro Communications Services B.V.                                          The Netherlands
51.          Bright Communications B.V.                                                  The Netherlands
52.          Ingram Micro Frameworks B.V.                                                The Netherlands
53.          Ingram Micro Purchasing & Warehousing B.V.                                  The Netherlands
54.   Ingram Micro Europe AG                                                             Switzerland
55.   Ingram Micro Holding Gmbh                                                          Germany
56.          Ingram Micro Deutschland Gmbh                                               Germany
57.          Ingram Micro Components (Europe) GmbH                                       Germany
58.          Ingram Micro Europe GmbH                                                    Germany
59.                Ingram Macrotron AG (96.75%)                                          Germany
60.                     Computer Peripheral Services GmbH                                Germany
61.                     Future Software Gmbh (90%)                                       Germany (Munich)
62.                     Macrotron Systems Gmbh                                           Germany (Munich)
63.                         Macrotron CAD-CAM Systems                                    Germany (Munich)
64.                         Macrotron Process Technologies GmbH                          Germany (Munich)
65.                         Macrotron (UK) Ltd.                                          England
66.          Ingram Macrotron Distribution Gmbh                                          Germany (Munich)
67.                Compu-Shack Electronic Gmbh                                           Germany
68.                         Compu-Shack Praha s.r.o.                                     Czeck Republic
69.                         Compushack Distribution                                      Germany
70.                         Compushack Production                                        Germany
71.                         Ingram Micro Hungary Ltd (17)                                Hungary
72.                                  WSH kft                                             Hungary

                                                                   EXHIBIT 21.01

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 26, 2002

EUROPE REGION (CONTINUED)

                  NAME OF SUBSIDIARY                                                      JURISDICTION
73.   Ingram Micro Holding Limited                                                       United Kingdom
74.          Ingram Micro Finance Center of Excellence Ltd                               United Kingdom
75.          Ingram Micro Purchasing Ltd                                                 United Kingdom
76.          Ingram Micro (UK) Limited                                                   United Kingdom
77.   Ingram Micro N.V. (16)                                                             Belgium
78.   Ingram Micro OY                                                                    Finland
79.   Ingram Micro Polska Sp. z o. o.                                                    Poland
80.   Ingram Micro Logistics AB                                                          Sweden
81.   Ingram Micro Purchasing & Warehousing Sp. z o. o.                                  Poland
82.   Ingram Micro S.A.                                                                  Spain
83.          Ingram Micro Purchasing & Warehousing SA (18)                               Spain
84.   Ingram Micro S.A.R.L.                                                              France
85.          Ingram Micro Purchasing & Warehousing S.A.R.L.                              France
86.   Ingram Micro S.p.A. (19)                                                           Italy
87.          Ingram Micro Purchasing & Warehousing SRL (20)                              Italy
88.   INGRAM MICRO (Portugal) Comercio Internacional & Servicos Sociedade                Portugal
      UNIPESSOAL LDA
89.   Ingram Micro GmbH                                                                  Austria
90.   Ingram Macrotron AG                                                                Switzerland

                                                                   EXHIBIT 21.01

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                    GLOBAL SUBSIDIARIES AS OF MARCH 26, 2002

ASIA-PACIFIC REGION

                   NAME OF SUBSIDIARY                                                      JURISDICTION
91.   Ingram Micro Asia Ltd (21)                                                         Singapore
92.          Electronic Resources Pakistan Pte Ltd (7)                                   Singapore
93.          Electronic Resources Systems Pte Ltd (7)                                    Singapore
94.          Eltee Electronics Pte Ltd (7)                                               Singapore
95.          Erijaya Pte Ltd (60%)                                                       Singapore
96.   Ingram Micro Australia Pty Ltd (22)                                                Australia
97.          Electronic Resources Australia (Qld) Pty Ltd (7)                            Australia
98.          Electronic Resources Australia (Vic) Pty Ltd (7)                            Australia
99.          Ingram Micro Holding (Thailand) Ltd  (49%) (23)                             Thailand
100.  Ingram Micro (Thailand) Ltd (99.999%) (6) (24)                                     Thailand
101.         Ingram Micro Hong Kong (Holding) Ltd (7)                                    Hong Kong
102.              Chinam Electronics Limited (7)                                         Hong Kong
103.              Ingram Micro (China) Ltd                                               Hong Kong
104.              Ingram Micro International Trading (Shanghai) Co., Ltd                 China
105.         Ingram Micro India Private Limited (51%)                                    India
106.         Ingram Micro Malaysia Sdn Bhd                                               Malaysia
107.         Ingram Micro NZ Ltd (70%)                                                   New Zealand
108.         Ingram Micro Singapore (Indo-China) Pte Ltd (60%)                           Singapore
109.         Ingram Micro Singapore (South Asia) Pte Ltd (51%)                           Singapore
110.              Ingram Micro Gulf Fze (7)                                              United Arab Emirates
111.         Ingram Micro (S.E.A.) Pte Ltd                                               Singapore
112.              ERIM Sdn Bhd (7)                                                       Malaysia
113.         LT Electronics Sdn Bhd (7)                                                  Malaysia
114.         Megawave Pte Ltd (7)                                                        Singapore

FOOTNOTES:

(1)      Parent of Ingram Micro Asia Ltd, under Asia-Pacific region.

(2) Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

(3) Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(4) Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

(5) Ingram Micro Holdco is general partner with 0.01 interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with
         99.99 interest.

(6) Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

(7)      Dormant.

(8) 99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

(9) 99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

(10) 99% owned by Ingram Micro Latin America and 1% owned by Ingram Micro Caribbean.

(11) 99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

(12) 99% owned by Ingram Micro do Brazil Holdings Ltda. and 1% owned by Ingram Micro Caribbean.


(13) 99.998% owned by Ingram Micro Latin America, .001% owned by Ingram Micro Caribbean and .001% owned by Ingram Micro Inc. (Delaware).

(14) 40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware) and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

(15) 346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

(16)     1 share owned by Ingram Micro Delaware Inc.

(17) 65.6% owned by Ingram Micro Holding Gmbh and 34.4% owned by Compu-Shack Electronic Gmbh.

(18) 6,099 shares owned by Ingram Micro S.A. and 1 share owned by Ingram Micro N.V.

(19)     97% owned by Ingram Micro Inc. and 3% by Ingram Micro N.V.

(20)     99% owned by Ingram Micro SpA and 1% by Ingram Micro N.V.

(21) Ingram Micro Asia Holdings Inc. owns 99.998% of the issued share capital.

(22)     Ingram Micro Inc. owns 99.577% of the issued share capital.

(23) 51% of shares in Ingram Micro Holding (Thailand) Ltd. are held in trust by nominee Thai shareholders on behalf of Ingram Micro Asia Ltd.

(24)     Ingram Micro Inc. owns 97.991% of the issued share capital.

(25) 0.001% of shares in Ingram Mircro (Thailand) Ltd. are held in trust by nominee Thai shareholders on behalf of Ingram Micro Asia Ltd.